AMENDMENT NO. 2 TO THE CREDIT, SECURITY AND GUARANTY AGREEMENT

This Amendment No. 2 to the Credit, Security and Guaranty Agreement (“Amendment”), is being entered into as of April 30, 2017, among WWE Studios Finance Corp., a Delaware corporation (the “Borrower”), the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement), and Bank of America, N.A., as Administrative Agent (as defined in the Credit Agreement) and L/C Issuer.

RECITALS

This Amendment is being entered into in reference to the following facts:

A.The Borrower, the Guarantors, the Lenders, the L/C Issuer and the Administrative Agent, entered into a Credit, Security and Guaranty Agreement, dated as of May 13, 2015 (as amended, supplemented or otherwise modified, renewed, restated or replaced from time to time, the “Credit Agreement”).  All terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

B.The Borrower has requested that the Administrative Agent make certain changes to the Credit Agreement.

C.The Administrative Agent and the Lenders constituting the Required Lenders have agreed to amend the terms of the Credit Agreement as provided herein, in each case subject to the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Borrower, the Guarantors, the Required Lenders and the Administrative Agent each hereby agree as follows.

ARTICLE 1 – AMENDMENTS

1.1 BH Agent. Section 1.01 of the Credit Agreement is hereby amended by adding the following term “BH Agent” in alphabetical order therein:

“‘BH Agent’ means Bank of America, N.A., in its capacity as administrative agent under the BH Credit Agreement.”

1.2 BH Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended by adding the following term “BH Credit Agreement” in alphabetical order therein:

“‘BH Credit Agreement’ means the Credit, Security, Guaranty and Pledge Agreement, dated as of April 18, 2017, by and among, inter alios, BH Tilt and BH Agent, as amended, modified, supplemented or restated from time to time.”

1.3 BH Domestic Territory. Section 1.01 of the Credit Agreement is hereby amended by adding the following term “BH Domestic Territory” in alphabetical order therein:

“‘BH Domestic Territory’ shall have the meaning given to the term “Domestic Territory” in the BH Credit Agreement.”

1.4 BH Intercreditor Agreement. Section 1.01 of the Credit Agreement is hereby amended by adding the following term “BH Intercreditor Agreement” in alphabetical order therein:

“‘BH Intercreditor Agreement’  means each intercreditor or other agreement, among, inter alios, with respect to the applicable Covered Picture among, inter alios, the Administrative Agent, the BH Agent, Borrower and BH Tilt, as amended, modified, supplemented or restated from time to time.”

1.5 BH Tilt. Section 1.01 of the Credit Agreement is hereby amended by adding the following term “BH Tilt” in alphabetical order therein:

“‘BH Tilt’ means Blumhouse Tilt, LLC, a Delaware limited liability company.”

1.6 Section 7.01(v). Section 7.01(v) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(v)with respect to the Existing Pictures only, the Liens approved by the Administrative Agent; and”

1.7 Section 7.01(w). Section 7.01 of the Credit Agreement is hereby amended by adding the following subsection (w) to the end thereof:

“(w) Liens granted to the BH Agent with respect to the rights in and to the BH Domestic Territory in any Picture under the BH Credit Agreement and any related security documents, agreements and filings, in each case, subject to the terms of the applicable BH Intercreditor Agreement.”

ARTICLE 2 – CONDITIONS

2.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 2.1:

(a) the Administrative Agent shall have received original counterparts of this Amendment executed by the Borrower, the Guarantors and the Lenders;

(b) after giving effect to this Amendment, no Event of Default or Default shall have occurred and be occurring;

(c) all fees and expenses then due and payable by any Credit Party to the Administrative Agent and/or the Lenders in connection with the transactions contemplated hereby, or as required by any fee letter in respect of the Credit Agreement, shall have been paid or shall be paid contemporaneously with the effectiveness of this Amendment; and

(d) the representations and warranties contained in Article 3 hereof being true and correct.

ARTICLE 3 – REPRESENTATIONS AND WARRANTIES

3.1 Credit Agreement Warranties.  Each Credit Party represents and warrants that after giving effect to this Amendment, the representations and warranties contained in Article V of the Credit Agreement (as the Credit Agreement is being modified pursuant to this Amendment), and in the other Loan Documents, or that are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date with the same effect as if made on and as of such date.

3.2 Credit Party Authority.  Each Credit Party represents and warrants that it has the company power and authority to execute this Amendment and that any company action requisite to its execution and performance of this Amendment has been undertaken on its part.

ARTICLE 4 – GENERAL PROVISIONS

4.1 Further Assurances.  At any time and from time to time, upon the Administrative Agent’s request and at the sole expense of the Credit Parties, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Administrative Agent reasonably deems necessary to effect the purposes of this Amendment.

4.2 Loan Documents. This Amendment constitutes a Loan Document under the terms of the Credit Agreement.

4.3 Full Force and Effect.  Except as expressly set forth herein, this Amendment does not constitute a waiver or a modification of any provision of the Credit Agreement or any other Loan Document or a waiver of any Event of Default under the Credit Agreement or any other Loan Document.  Except to the extent amended hereby, the Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and are hereby ratified and affirmed.  As used in the Credit Agreement, the terms “Credit Agreement,” “this Agreement,” “herein,” “hereafter,” “hereto,” “hereof” and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as modified by this Amendment.

4.4 References.  This Amendment shall be limited precisely as written, and, except to the extent expressly set forth herein, shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to therein.  Whenever the Credit Agreement is referred to in the Credit Agreement or any other Loan Document or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

4.5 Choice of Law.  This amendment shall in all respects be construed in accordance with, and governed by, the laws of the state of New York which are applicable to contracts made and to be performed wholly within such state.

4.6 Counterparts.  This Amendment may be executed by facsimile or electronically by PDF or TIFF file and in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

4.7 Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.

4.8 Expenses.  The Borrower agrees to pay all out of pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent.

4.9 FATCA Status.  For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

4.10 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 13.14(b), (d) and (e) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized signatories, all as of the date and year first above written.

WWE STUDIOS FINANCE CORP.,
as Borrower

By:	/s/ MARK KOWAL
Mark Kowal
Senior Vice President, Controller

GUARANTORS:

THE MARINE 5 FILMS INC.

By:	/s/ MARK KOWAL
Mark Kowal
Senior Vice President, Controller

GOOD AND BAD COP, LLC

By:	/s/ MARK KOWAL
Mark Kowal
Senior Vice President, Controller

TM5 FILMS, LLC

By:	/s/ MARK KOWAL
Mark Kowal
Senior Vice President, Controller

FIGHTING FAMILY LTD.

By:	/s/ MARK KOWAL
Mark Kowal
Senior Vice President, Controller

FWMF, LLC

By:	/s/ MARK KOWAL
Mark Kowal
Senior Vice President, Controller

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ RANDY HUA
Randy Huau
Senior Vice President

BANK OF AMERICA, N.A., as a Lender
and as L/C Issuer

By:	/s/ RANDY HUA
Randy Huau
Senior Vice President